Filed Pursuant To Rule 433

Registration No. 333-217785

September 17, 2018

Welcome STATE STREET GLOBAL ADVISORS. SPDR

Gold as a Strategic Asset Class Forum David Maxfield Vice President, Private Wealth. Regional Director, Northwest State Street Global Advisors George Milling-Stanley Vice President, Head of Gold Strategy State Street Global Advisors Juan Carlos Artigas Director, Investment Research World Gold Council For Institutional Investor Use Only. Not for Use with the Public. 2233906.1.1.NA.INST

Today’s Presenters Moderator Panelist Panelist David Maxfield George Milling-Stanley Juan Carlos Artigas Vice President, Private Wealth Head of Gold Strategy Director, Investment Research Regional Director, Northwest State Street Global Advisors State Street Global Advisors World Gold Council For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 3

Agenda 1. The Case for Gold 2. How to Build a Better Core for Less with Low-Cost ETFs 3. The SPDR® Gold Suite For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 4

Gold as a Strategic Asset Returns — Since August 15, 1971, gold has a 7.50% CAGR*. Diversification — Gold has had historically low to negative correlation with many other assets and therefore may provide diversification** benefits. Liquidity — A study from Thompson Reuters GFMS suggested average annual turnover of $22 trillion & Study carried out by London Bullion Market Association and overseen by the Bank of England and the Financial Conduct Authority suggested an average daily turnover of at least $250 billion, which is equivalent to $62 trillion per year*** Portfolio Impact — Gold can potentially improve risk-adjusted returns and provide some protection against unexpected events, both macroeconomic and geopolitical. * Source: Bloomberg Financial L.P. & State Street Global Advisors, date as of August 31, 2018 ** Data from August 31, 2008 to August 31, 2018. Gold’s monthly correlation to S&P 500 Index and Bloomberg Barclay’s Aggregate Bond Index was 0.11 and 0.44, respectively. Gold = LBMA Gold Price PM (USD/oz) Source: Bloomberg Finance, L.P., State Street Global Advisors. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated. ***Source: GFMS-Thomson Reuters , date as of December 31, 2017. Past performance is not a guarantee of future results. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 5

Long-Term Asset Performance*



CAGR
15%
10%
5%
0%
-5%
-10%
-15%
Since 1971
20-year
10-year
US Cash
US Bond Aggregate
US stocks
EAFE stocks
EM stocks
Commodities
Gold (US$/oz)

* Based on total returns indices including MSCI USA Net Total Return USD Index, MSCI EAFE Net Total Return USD Index, MSCI Emerging Net Total Return USD Index, JP Morgan Cash Index USD 3 Month, Bloomberg Barclays US Agg Total Return Value Unhedged USD, and S&P Goldman Sachs Commodity Index. Gold performance based on the LBMA Gold Price.
Source: Bloomberg, ICE Benchmark Administration, World Gold Council. Date start from 1/31/1971 to 12/31/2017.
Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with a fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

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WORLD GOLD COUNCIL
5

Gold has Historically had Low Correlation Relative to Many Major Asset Classes in the Long Run



Equity Indices (10 Year Period)
MSCI Japan Index
-0.42
MSCI AC World Daily Index TR
0.20
S&P 500 Index
0.11
MSCI Europe Index
0.01
MSCI Asia PAC ex-Japan Index
0.30
MSCI Emerging Markets Latin America Index
0.39
Russell 2000 Index
0.06
-1.00
-0.50
0.00
0.50
1.00
Correlation Coefficient



Bond Indices (10 Year Period)
Bloomberg Barclays US Corporate Bond Index TR
0.35
Bloomberg Barclays US Treasury Bond Index TR
0.29
Bloomberg Barclays European Aggregate Corporate Bond Index TR
0.17
Bloomberg Barclays US Corporate High Yield Bond Index TR
0.20
Bloomberg Barclays US Aggregate Bond Index TR
0.40
-1.00
-0.50
0.00
0.50
1.00
Correlation Coefficient

Data ending August 31, 2018. Source: Bloomberg Finance, L.P., State Street Global Advisors. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated. Gold: LBMA Gold Price PM USD Index.

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7

Gold's Historical Correlation to Stocks was Negative During Certain Economic Contractions

Gold's correlation to other assets during expansions and contractions since 1990:


0.60
0.40
0.20
0.00
-0.20
-0.40
-0.60
-0.80
-1.00
Contraction Jul 1990 to Mar 1991
Expansion Apr 1991 to Feb 2001
Contraction Mar 2001 to Nov 2001
Expansion Dec 2001 to Nov 2007
Contraction Dec 2007 to Jun 2009
Expansion Jul 2009 to Present
Bloomberg Commodity Index TR*
Barclays 7-10 Yr Treasury TR*
Barclays US Aggregate Bond TR
MSCI AC World TR
US Dollar Index

Data as of August 31, 2018
* Bloomberg Commodity Index TR and the Bloomberg Barclays 7–10 Yrs. Treasury Index are shown from the Contraction period of March 2001 to November 2001 and onward. Expansion and contractions as per the National Bureau of Economic Research (NBER). Source: Bloomberg Finance, L.P., State Street Global Advisors. Correlations are based on historical data from July 31, 1990 to August 31, 2018. Proxy for gold is LBMA Gold Price PM USD. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated.

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SPDR

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8

Gold Liquidity

Gold market liquidity metrics (US$bn)* as of 24-Aug-2018

		Annual		Quarterly		Monthly		
		FY 2017	YTD 2018	Q2 2018	QTD	Jun 2018	Jul 2018	Aug 2018
OTC	Loco London (High †)	252.4	258.0	254.7	258.0	256.0	256.0	256.0
	Loco London (Low †)	126.2	129.0	127.3	129.0	128.0	128.0	128.0
	Loco London (Mid)	**189.3**	**193.5**	**191.0**	**193.5**	**192.0**	**192.0**	**192.0**
Exchanges	COMEX	36.9	45.3	43.8	37.9	43.5	37.9	28.2
	LME ∂	0.7	0.5	0.5	0.5	0.3	0.3	0.3
	Shanghai Futures Exchange	3.8	3.8	1.5	1.8	2.7	1.9	2.4
	Shanghai Gold Exchange (Futures)‡	2.2	1.4	1.4	1.2	1.2	1.2	1.3
	Shanghai Gold Exchange (Physical)‡	2.1	3.9	4.2	5.1	6.1	5.2	5.2
	All other exchanges ^	1.2	1.5	1.3	1.3	1.1	1.2	1.3
	Total Exchanges	**46.9**	**56.3**	**52.8**	**47.9**	**54.8**	**47.7**	**38.7**
Gold ETFs	GLD*	0.89	0.88	0.81	0.75	0.77	0.73	0.77
	North America (inc GLD)	1.00	1.06	1.00	0.90	0.98	0.89	0.91
	Europe	0.06	0.03	0.04	0.04	0.05	0.04	0.04
	Asia	0.21	0.19	0.20	0.16	0.21	0.16	0.17
	Other	0.01	0.00	0.01	0.00	0.01	0.00	0.00
	Total gold-backed ETFs	**1.28**	**1.29**	**1.25**	**1.11**	**1.24**	**1.09**	**1.13**
Total	**Global gold market liquidity**	**237.5**	**251.1**	**245.0**	**242.5**	**248.1**	**240.8**	**231.8**

* Volumes represent daily averages in US$ billion over each corresponding period. YTD, QTD and June estimates correspond to daily averages as of 08/24/18 or the most recent available date.
Data for Loco London and physical gold contracts on the Shanghai Gold Exchange come with a lag. Greyed-out figures indicate non-available current data. Last available figures are used instead for reference only.
† Loco London OTC daily volumes are estimates based on clearing statistics published by the LBMA: http://www.lbma.org.uk/clearing-statistics.
These figures are net transactions. To estimate gross volumes we use two multipliers: 5 for a minimum estimated volume and 10 for a maximum estimated volume. These multipliers are derived from anectdotal evidence as well as from a turnover survey published by the LBMA in 2011. Greyed-out estimates are volumes based on last available data.
∂ LME gold futures exchange includes volume since inception 7/10/2017
‡ Shanghai Gold Exchange (SGE) volume is broken up between Futures and Physical contracts. Greyed-out figures are volumes based on last available periods.
^Includes: Dubai Gold & Commodities Exchange, ICE Futures, US Metals, Borsa Istanbul, Bursa Malaysia, Moscow Exchange — RTSX, Tokyo Commodity Exchange.
* A list of all physical gold-backed ETFs (and similar products) included in this calculation is available on: https://www.gold.org/statistics#etp-data
Source: Bloomberg Financial, L.P., LBMA, Shanghai Gold Exchange, World Gold Council

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Gold Returns as a Function of Annual Inflation* LBMA Gold Price PM average annualized return: 16% 14% 12% 10% 8% 6% 4% 2% 0% Low inflation (≤3%) High inflation (>3%) US CPI %y-oy Nominal return Real return Source: Bloomberg Financial L.P. & World Gold Council. Date start from 12/31/1970 to 12/31/2017. * Inflation computed using annual US CPI year-on-year changes from 1970 and 2017. ** For each year on the sample, real return = (1+nominal return)/(1+inflation)-1. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 10

Gold and VIX



Return
Level change
60%
40%
20%
0%
-20%
-40%
-60%
60
40
20
0
-20
-40
-60
Black Monday
LTCM crisis
Dot-com bubble
9/11
2002 recession
Great Recession
Sov'gn debt crisis I
Sov'gn debt crisis II
Greek default
S&P 500 return
LBMA Gold Price PM return
Level change in VIX (rhs)**

* The VIX is available only after January 1990. For events occurring prior to that date, annualized 30-day S&P 500 volatility is used as a proxy. Dates used: Black Monday: 9/1987–11/1987; LTCM: 8/1998; Dot-com: 3/2000–3/2001; September 11: 9/2001; 2002 recession: 3/2002–7/2002; Great recession:10/2007–2/2009; Sovereign debt crisis I: 1/2010–6/2010; Sovereign debt crisis II: 2/2011–10/2011; Greek default: 6/2015–9/2015.

Source: Bloomberg, ICE Benchmark Administration, World Gold Council, Data start from 9/30/1987 to 9/30/2015.

Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

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Gold and COMEX Positions Tonnes -75 tonnes US$/oz 1,200 -2 mn oz 1,400 US$-3 bn 1,000 1,325 800 1,250 600 400 1,175 200 1,100 0 1,025 -200 -400 950 11/15 03/16 07/16 11/16 03/17 07/17 11/17 03/18 07/18 Money manager net long (lhs) Other net long (lhs) LBMA Gold Price (US$/oz; rhs) Data as of 08/21/2018 Source: Bloomberg Financial L.P., CFTC, & World Gold Council. Date start from 11/30/2013 to 8/21/2018. * A “money manager” is a registered commodity trading advisor (CTA); a registered commodity pool operator (CPO); or an unregistered fund identified by CFTC. ** Other represents all other positions reported on the COMEX that is not a “money manager” Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 12

Gold Return Seasonality Monthly return (%) 3.0 2.0 1.0 0.0 -1.0 -2.0 -3.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Average Median 90% confidence band* Source: Bloomberg Financial L.P., ICE Benchmark Administration & World Gold Council. Date start from 12/31/1982 to 12/31/2017. * A confidence band is used in statistical analysis to represent the uncertainty in an estimate of a curve or function based on limited or noisy data. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 13

Gold and Rate Hikes



USD/oz
%
1500
1400
1300
1200
1100
1000
2.5
2
1.5
1
0.5
0
Jun-15
Dec-15
Jun-16
Dec-16
Jun-17
Dec-17
Jun-18
LBMA PM Price (USD/oz) (LHS)
Fed Funds (Upper Bound) (RHS)

Source: Bloomberg Financial L.P. & World Gold Council. Date start from 06/30/2015 to 8/31/2018.
Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

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Midterms and the Party in Power: How Elections May Affect Gold Prices House of Representatives Senate Government Control For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 15

Gold in a Multi-Asset Portfolio Source: Bloomberg Financial L.P., & SSGA For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 16

Low Cost Core ETFs* Dominate US ETF Flows in 2018 • Low cost core ETFs have gathered 80% of all ETF flows as of August 31, 2018. The average expense ratio across all ETFs is currently 51bps, while Low Cost Core ETFs have an average expense ratio of just 9bps. • Of the 2,121 listed ETFs in the US, Low Cost Core ETFs account for just 5% of funds, but 37% of total assets. 200 $175B 180 160 $140B 140 Billions) 120 ( $ Flow 100 80 ETF 60 40 20 0 ETF Industry Low Cost Core ETFs Source: Morningstar, as of August 31, 2018. * Low Cost Core ETFs comprise the 121 ETFs as of August 31, 2018 offered by five different ETF providers that brand such ETFs as low cost ETFs (State Street Global Advisors, Invesco, BlackRock, Vanguard and Charles Schwab Corporation). For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 17

Introducing GLDM • Our lowest cost gold ETF, with a total expense ratio of just 18 basis points • Investors who are less interested in GLD liquidity, tight bid/ask spreads and deep optionality potential may wish to consider GLDM • GLDM was colored by the same line of thinking that was the genesis of the SPDR Portfolio Suite For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 18

SPDR Gold Experts Our role in bringing gold ETFs to market underscores our attributes as the creator of the world’s first ETFs. Innovation with Purpose We helped create the gold ETF market with GLD and along with it, the democratization of gold investing. Our gold suite is designed to address many investor concerns such as an easy way to invest in and access gold (GLD), the historically negative relationship between a strengthening U.S. dollar and gold prices (GLDW) and the trend towards lower cost/lower NAV products in portfolio construction (GLDM). Built in Partnership Our partnership with the World Gold Council has spanned nearly 15 years to introduce ETF products that make gold a more approachable and mainstream investment. Crafted by Experts We deliver products driven by purpose and based on our more than 25 years of ETF expertise. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 19

3 SPDR ETFs Make it Easy to Access Gold 3 Source: Bloomberg Financial L.P. & State Street Global Advisors. Date as of August 31, 2018. Source: SSGA, as of 08/31/2018 * The amount of gold backing each share decreases over time based on the daily accrual of the management fee. ** The amount of gold backing each share will change over time. It will decrease based on the daily accrual of the management fee, but it may increase (decrease) based on the daily outperformance (underperformance) of the USD vs. the basket of currencies. 4 Based on GLDM’s total expense ratio compared with the total expense ratios included in Morningstar’s Global Exchange Traded Funds database for the 26 products with reported expense information and identified as having a primary prospectus benchmark to the LBMA Gold Price PM (USD) or the LBMA Gold Price AM (USD) as of September 11, 2018. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 20

Q&A For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 21

Standardized Performance SPDR® Gold Shares Performance as of June 30, 2018 Since Inception 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 11/18/2004 NAV -4.24% -5.64% -3.75% 0.26% 1.80% 0.56% 2.59% 7.50% Market Value -3.61% -5.68% -4.04% 0.53% 1.83% -0.08% 2.64% 7.42% LBMA Gold Price PM -4.21% -5.54% -3.14% 0.66% 2.21% 0.96% 3.00% 7.93% Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.40% For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 22

Standardized Performance SPDR® Long Dollar Gold Trust Performance as of June 30, 2018 Since Inception 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 1/30/2017 NAV -2.92% -0.26% -0.32% 1.11% N/A N/A N/A 0.60% Market Value -2.99% -0.43% -0.39% 2.53% N/A N/A N/A 0.51% LBMA Gold Price PM -2.88% -0.14% -0.07% 1.62% N/A N/A N/A 1.10% Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.50% For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 23

Standardized Performance SPDR® Long Dollar Gold Trust Performance as of June 30, 2018 Since Inception 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 1/30/2017 NAV -2.92% -0.26% -0.32% 1.11% N/A N/A N/A 0.60% Market Value -2.99% -0.43% -0.39% 2.53% N/A N/A N/A 0.51% LBMA Gold Price PM -2.88% -0.14% -0.07% 1.62% N/A N/A N/A 1.10% Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.50% For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST 23

Product Overview

Name and Ticker	**SPDR® Gold MiniShares℠ (GLDM℠)**	
GLDM Product Highlights	• Gold for cost conscious investors • Holds physical gold bullion • Lowest total expense ratio in the market of gold ETFs* • Based on the price of 1/100th of an ounce of gold • May help increase portfolio diversification and preserve purchasing power	
Investment Objective	The Investment objective of GLDM is for the shares of GLDM to reflect the performance of the price of gold bullion, less GLDM's expenses.	
Basic Structure	SPDR Gold MiniShares represent fractional, undivided beneficial ownership interests in GLDM, the sole assets of which include only gold bullion, gold bullion receivables and cash, if any.	
Total Expense Ratio	**18 bps**	
Key Participants	**Sponsor**	WGC USA Asset Management Company, LLC ("WGC AM"), an affiliate of the World Gold Council ("WGC"). In 2004, WGC through an affiliate, launched SPDR® Gold Shares (GLD®), the first US-listed physical gold ETF.
	Administrator	BNY Mellon Asset Servicing
	Gold Custodian	ICBC Standard Bank Plc
	Benchmark	LBMA Gold Price PM USD
	Marketing Agent	State Street Global Advisors Funds Distributors, LLC
	Listing Exchange	NYSE Arca

* Based on GLDM's total expense ratio compared with the total expense ratios included in Morningstar's Global Exchange Traded Funds database for the 26 products with reported expense information and identified as having a primary prospectus benchmark to the LBMA Gold Price PM (USD) or the LBMA Gold Price AM (USD) as of September 11, 2018.

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WORLD GOLD COUNCIL

25

Appendix A: Important Disclosures 2233906.1.1.NA.INST 26

Important Disclosures Important risk information Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust, and SPDR® Long Dollar Gold Trust (“GLDWSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. GLDW is subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). US regulation of swap agreements is rapidly changing and is subject to further regulatory developments which could be adverse to GLDW. GLDW’s swap agreements will be subject to counterparty risk and liquidity risk. Currency exchange rates between the US dollar and non-US currencies may fluctuate significantly over short periods of time and may cause the value of GLDW’s investments to decline. GLDW is a passive investment vehicle that is designed to track the Index. GLDW’s performance may deviate from changes in the levels of its Index (i.e., create “tracking error” between GLDW and the Index) for a number of reasons, such as the fees and expenses of GLDW, which are not accounted for by the Index. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”) and SPDR® Long Dollar Gold Trust (“GLDWSM”): The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD. The World Gold Trust has filed a registration statement (including a prospectus) with the SEC for each of GLDM and GLDW. The World Gold Trust has also filed the prospectus for GLDW with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a more detailed discussion of the risks of investing in each Fund’s shares. If distributed electronically, the GLD prospectus is available by clicking here, the GLDM prospectus is available by clicking here, and the GLDW prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the CEA. As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA. Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them.    2233906.1.1.NA.INST 27

Important Disclosures GLDW shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLDW shares relates directly to the value of the gold held by GLDW (less its expenses) and the value of a basket (“FX Basket”) comprising the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (“Reference Currencies”) against the US dollar. A decline in the price of gold and/or an increase in the value of the Reference Currencies comprising the FX basket against the US dollar could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold and the price of each Reference Currency against the US dollar represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of the Sponsor of each of GLD, GLDM and GLDW. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM, GLDMSM and GLDWSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. Important Information Relating to Solactive GLD® Long USD Gold Index: GLDW is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index value at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards GLDW, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors in and/or financial intermediaries transacting in or with GLDW. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trademark for the purpose of use in connection with GLDW constitutes a recommendation by Solactive AG to invest capital in GLDW nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in GLDW. For more information, please contact the Marketing Agent for GLD, GLDM and GLDW: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com © 2018 State Street Corporation. All Rights Reserved. State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA 02210 Not FDIC Insured — No Bank Guarantee — May Lose Value. 2233906.1.1.NA.INST 28

Important Disclosures DISCLAIMER This presentation contains forward-looking statements. The use of the words “believes,” “expects,” “may,” or “suggests” or words of similar import, identifies a statement as “forward-looking.” The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the analysis of the World Gold Council. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions all of which are difficult or impossible to predict accurately. In addition, the demand for gold and the international gold markets are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the World Gold Council that the forward-looking statements will be achieved. We caution you not to place undue reliance on our forward-looking statements. Except in the normal course of our publication cycle, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements. Past performance is no indication of future results. This presentation is provided solely for general information and educational purposes. It is not, and should not be construed as, an offer to buy or sell, or as a solicitation of an offer to buy or sell, gold, any gold related products or any other products, securities or investments. It does not, and should not be construed as acting to, sponsor, advocate, endorse or promote gold, any gold related products or any other products, securities or investments. While we have checked the accuracy of the information in this presentation, the World Gold Council does not warrant or guarantee the accuracy, completeness or reliability of this information. The World Gold Council does not undertake to update or advise of changes to the information in this presentation. The World Gold Council does not accept responsibility for any losses or damages arising directly or indirectly, from the use of this document, even if notified of the possibility of such losses or damages. This presentation does not purport to make any recommendations or provide any investment or other advice with respect to the purchase, sale or other disposition of gold, any gold related products or any other products, securities or investments, including without limitation, any advice to the effect that any gold related transaction is appropriate for any investment objective or financial situation of a prospective investor. A decision to invest in gold, any gold related products or any other products, securities or investments should not be made in reliance on any of the statements in this presentation. Before making any investment decision, prospective investors should seek advice from their financial advisers, take into account their individual financial needs and circumstances and carefully consider the risks associated with such investment decision. Expressions of opinion are those of the author and are subject to change without notice. This presentation is provided solely for general information and educational purposes. It is not, and should not be construed as, an offer to buy or sell, or as a solicitation of an offer to buy or sell, gold, any gold related products or any other products, securities or investments. It does not, and should not be construed as acting to, sponsor, advocate, endorse or promote gold, any gold related products or any other products, securities or investments. Expressions of opinion are those of the author and are subject to change without notice. 2233906.1.1.NA.INST 29

Important Disclosures COPYRIGHT AND OTHER RIGHTS © 2018 World Gold Council. All rights reserved. World Gold Council and the Circle device are trade marks of the World Gold Council or its affiliates. No part of this presentation may be copied, reproduced, republished, sold, distributed, transmitted, circulated, modified, displayed or otherwise used for any purpose whatsoever, including, without limitation, as a basis for preparing derivative works, without the prior written authorization of the World Gold Council. Thomson Reuters and GFMS, Thomson Reuters content is the intellectual property of Thomson Reuters. Any copying, republication or redistribution of Thomson Reuters content, including by framing or similar means, is expressly prohibited without the prior written consent of Thomson Reuters. Thomson Reuters shall not be liable for any errors or delays in its content, or for any actions taken in reliance thereon. “Thomson Reuters” is a trademark of Thomson Reuters and its affiliated companies. All references to LBMA Gold Price have been provided for informational purposes only. ICE Benchmark Administration Limited accepts no liability or responsibility for the accuracy of the prices or the underlying product to which the prices may be referenced. Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor/s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. Other third party content is the intellectual property of the respective third party and all rights are reserved to them. All rights reserved. No organization or individual is permitted to reproduce, distribute or otherwise use the statistics and information in this report without the written agreement of the copyright owners. United States: State Street Global Advisors, 1 Iron Street, Boston, MA 02210-1641. Web: www.ssga.com © 2018 State Street Corporation — All Rights Reserved. Tracking Number: 2233906.1.1.NA.INST Expiration Date: 10/31/2018 2233906.1.1.NA.INST 30

Thank You

STATE STREET GOLOBAL ADVISORS SPDR

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.